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                                                                  EXHIBIT (a)(4)

                          OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR PARTICIPATING
                               PREFERRED STOCK)

                                      OF

                             THERATX, INCORPORATED

                                      AT

                             $17.10 NET PER SHARE

                                      BY

                            PEACH ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF

                                 VENCOR, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 14, 1997, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated February 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Peach Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Vencor, Inc., a Delaware corporation ("Vencor"), to purchase, for cash, all of the outstanding shares of common stock, par value $.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights"), of TheraTx, Incorporated, a Delaware corporation (the "Company") (the Common Stock and the Rights together are referred to herein as the "Shares"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to Stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

  1. The Offer price is $17.10 per Share, net to the Seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

  2. The Offer is being made for all of the outstanding Shares.

  3. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and has unanimously recommended that the Company's stockholders accept the Offer and tender their Shares.
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  4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 9, 1997 (the "Merger Agreement"), among the Company, Vencor and the Purchaser, pursuant to which, after the completion of the Offer, the Purchaser will be merged with and into the Company (the "Merger") and each outstanding Share, not owned by Vencor, the Purchaser or any other subsidiary of Vencor (or held by stockholders exercising appraisal rights pursuant to Section 262 of the Delaware General Corporation Law) will be converted into the right to receive, without interest, an amount in cash equal to $17.10. The Merger Agreement is more fully described in Section 11 of the Offer to Purchase.

  5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 14, 1997, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

  6. The Offer is conditioned upon, among other things, (1) a number of Shares representing at least a majority of the outstanding Shares on a fully diluted basis being validly tendered and not withdrawn prior to the expiration of the Offer, (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of the Shares pursuant to the Offer having expired or been terminated and (3) the receipt of all necessary approvals under change of ownership, healthcare licensure and certificate of need laws and regulations.

  7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

  If you wish to have us tender any of or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

  Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by First Chicago Trust Company of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

  The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of the Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

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                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
  (Including the Associated Rights to Purchase Series A Junior Participating
                               Preferred Stock)

                                      of

                             THERATX, INCORPORATED

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Peach Acquisition Corp. dated February 14, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $.001 per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") of TheraTx, Incorporated, a Delaware corporation. The Common Stock and the Rights together are referred to herein as the "Shares."

  This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be
Tendered:*

                                                        SIGN HERE
              Shares

  ----------

                                          -------------------------------------
Daytime Area Code

and Tel. No. ____________________         -------------------------------------

Taxpayer Identification                               Signature(s)
No. or Social Security No. ______


Dated:______________________,1997         -------------------------------------

                                          -------------------------------------
                                                (Please print name(s) and
                                                      address(es))

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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.


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